Exhibit 99.1

Local Bounti Receives Continued Listing Standard Notice from NYSE

HAMILTON, MT – April 5, 2024 – Local Bounti Corporation (NYSE: LOCL) (“Local Bounti” or the “Company”), a breakthrough U.S. indoor agriculture company, today announced that on April 3, 2024, it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual (the “Minimum Market Capitalization Standard”) due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million.

In accordance with NYSE procedures, the Company intends to notify the NYSE that it plans to submit a plan within 45 days of receipt of the Notice advising the NYSE of definitive action it has taken, or is taking, to bring it into compliance with the Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Market Capitalization Cure Period”). Any plan submitted by the Company to regain compliance would be subject to NYSE approval.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the NYSE during the Market Capitalization Cure Period. The Company is considering all available options to regain compliance with the NYSE continued listing standards. The Company can provide no assurances that it will be able to satisfy any of the steps outlined above and maintain the listing of its shares on the NYSE.

About Local Bounti

Local Bounti is redefining indoor farming with an innovative method – its patented Stack & Flow Technology® – that significantly improves crop turns, increases output and improves unit economics. Local Bounti operates advanced indoor growing facilities across the United States, servicing approximately 13,000 retail doors. Local Bounti grows healthy food utilizing a hybrid approach that integrates the best attributes of controlled environment agriculture with natural elements. Local Bounti’s sustainable growing methods are better for the planet, using 90% less land and 90% less water than conventional farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti’s food is fresher, more nutritious, and lasts longer than traditional agriculture. To find out more, visit localbounti.com or follow Local Bounti on LinkedIn for the latest news and developments.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events, such as any potential plans of the Company to cure the Minimum Market Capitalization Standard and stockholders’ equity deficiency. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” “believe,” “estimate,” “project,” “intend,” “should,” “is to be,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the Minimum Market Capitalization Standard within the Market Capitalization Cure Period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and the other factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Investor Relations and Media Contact

Jeff Sonnek

investors@localbounti.com